Morgan Stanley Institutional Funds, Inc. - Insight
Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3

Securities Purchased:  First Hawaiin Group Inc.
Purchase/Trade Date:	8/4/2016
Offering Price of Shares: $23.000
Total Amount of Offering: 21,086,957 shares
Amount Purchased by Fund: 7,041 shares
Percentage of Offering Purchased by Fund: 0.033%
Percentage of Fund's Total Assets: 1.92%
Brokers: Goldman Sachs & Co., Bofa Merrill
Lynch, BNP Paribas, Barclays, Credit Suisse,
Deutsche Bank Securities, J.P. Morgan, Citigroup,
Morgan Stanley, UBS Investment Bank, BBVA,
Commerzbank, HSBC, ING, Keefe Bruyette &
Woods, Banco Santander, Wells Fargo Securities
Purchased from: Bank of America
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Valvoline Inc.
Purchase/Trade Date:	9/23/2016
Offering Price of Shares: $22.000
Total Amount of Offering: 30,000,000 shares
Amount Purchased by Fund: 6,493 shares
Percentage of Offering Purchased by Fund: 0.022%
Percentage of Fund's Total Assets: 1.41%
Brokers: Bofa Merrill Lynch, Citigroup, Morgan
Stanley, Deutsche Bank Securities, Goldman Sachs
& Co., J.P. Morgan, Scotiabank, BTIG, Mizuho
Securities, PNC Capital Markets LLC, SunTrust
Robinson Humphrey
Purchased from: Citigroup
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.